                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
-----------------------------
The Stride Rite Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Stride Rite Corporation of our reports dated January 9, 2001 on our audits of the consolidated financial statements and financial statement schedule of The Stride Rite Corporation as of December 1, 2000 and December 3, 1999 and for the years ended December 1, 2000, December 3, 1999 and November 27, 1998 which reports are included in the 2000 Annual Report on Form 10-K.


                                 /s/ PricewaterhouseCoopers LLP
                              _____________________________________
                              PricewaterhouseCoopers LLP

Boston, Massachusetts
April 30, 2001

                                       1